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                                                                    EXHIBIT 99.2


                                 (Form of Proxy)
                            ASPECT DEVELOPMENT, INC.
            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - JUNE 8, 2000
          (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASPECT)



The undersigned stockholder of Aspect Development, Inc. hereby appoints Romesh
T. Wadhwani and David S. Dury, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Aspect Development, Inc. to be held at 11:00 a.m., California time, on June 8, 2000, at Aspect's headquarters, located at 1395 Charleston Road, Mountain View, California.

1. ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG i2 TECHNOLOGIES, INC., HOYA MERGER CORP. AND ASPECT DEVELOPMENT, INC.

         [ ]   FOR                      [ ]   AGAINST              [ ]   ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG i2 TECHNOLOGIES, INC., HOYA MERGER CORP. AND ASPECT DEVELOPMENT, INC.

         [ ]   FOR                      [ ]   AGAINST              [ ]   ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 3 SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

         Receipt of the joint proxy statement/prospectus dated May 4, 2000 is hereby acknowledged.

                                      ------------------------------------------
                                      Name(s) of Stockholder


                                      ------------------------------------------
                                      Signature(s) of Stockholder


Dated:                                      , 2000
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